EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-198682 and 33-22846 on Forms S-8 of Seacoast Banking Corporation of Florida of our report dated July 13, 2016, relating to the financial statements and supplemental schedules of Retirement Savings Plan for Employees of Seacoast National Bank as of and for the year ended December 31, 2015, which appears in this Form 11-K.

/s/ Carr, Riggs & Ingram, LLC

Carr, Riggs & Ingram, LLC

Orlando, Florida

July 13, 2016